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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment Number 4 to the Registration Statement on Form S-3 and related Prospectus of Medirisk, Inc. for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 1997, with respect to the financial statements of CIVS, Inc. (formerly Credential Information and Verification Services, Inc.) included in the Current Report on Form 8-K/A of Medirisk, Inc. dated September 5, 1997, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP



Vienna, Virginia
June 4, 1998